UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549

                        SCHEDULE 14C INFORMATION STATEMENT
              PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

Check  the  appropriate  box:
[X]  Preliminary  Information  Statement
[ ]  Confidential,  for  Use  of  the  Commission  Only  (as permitted by Rule
       14c-5(d)(2))
[ ]  Definitive  Information  Statement



                     PACIFIC  SECURITY  FINANCIAL,  INC.
           (Name  of  Registrant  as  Specified  in  Its  Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[ ]  $125  per  Exchange  Act  Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14c-5(g).
[ ]  Fee  Computed  on  Table  Below  Per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of Each Class of Securities to Which Transaction Applies: Common Stock

2)  Aggregate  Number  of  Securities  to Which Transaction Applies:  188,097

3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (Set Forth the Amount on Which the Filing Fee Is
    Calculated  and  State  How  It  Was  Determined.):   $  3.00

4)     Proposed  Maximum  Aggregate  Value  of  Transaction:  $564,291

5)     Total  fee  paid:  $  0.00


[ ]  Fee  paid  previously  with  preliminary  materials

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount  Previously  Paid:  $112.86

(2)     Form,  Schedule,  or  Registration  Statement  No:  13e-3

(3)     Filing  Party:  Pacific  Security  Financial,  Inc.

(4)     Date  Filed:  November 28, 2001

     NOTICE  OF  SPECIAL  MEETING  OF  SHAREHOLDERS
     TO  BE  HELD  ON  XX,  2001


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of PACIFIC SECURITY FINANCIAL, INC. [formerly Pacific Security Companies] (the "Company"), will be held at 10:00 a.m. (PST), on XXXXX, 2001, at the Sixth Floor Conference Room of the Peyton Building, 10 North Post Street, Spokane, Washington 99201, to consider and act upon the following matters:

1.     To  consider  and vote upon the adoption of an amendment to the Company's
Articles  of  Incorporation  to  consolidate  each   two  thousand  two  hundred
outstanding  shares  of  Common  Stock  into  one  share  of  Common  Stock;

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record on the books of the Company at the close of business on November XXX, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

By  Order  of  the  Board  of  Directors


/s/ Wayne E. Guthrie
---------------------------------------------
Wayne  E.  Guthrie,  Chairman  of  the  Board

                       PACIFIC  SECURITY  FINANCIAL,  INC.
                      [FORMERLY PACIFIC SECURITY COMPANIES]
                              10 NORTH POST STREET
                                SPOKANE, WA 99201

     INFORMATION  STATEMENT

     For  the  Special  Meeting  of  Shareholders
     To  be  Held  xxxx   ,  2001


This Information Statement is furnished in connection with matters to be voted at the Special Meeting of Shareholders of PACIFIC SECURITY FINANCIAL, INC., (the "Company") to be held at 10:00 a.m. (PST), on XXXX , 2001 at the Sixth Floor Conference Room of the Peyton Building, 10 North Post Street, Spokane, Washington 99201, and at any and all adjournments thereof with respect to the matters referred to in the accompanying notice. This Information Statement is first being mailed to Shareholders on or about YYYY, 2001.

As of July 31, 2001, management of the Company (together with certain family members) was the record and beneficial owner, or had voting authority for 927,357 shares (approximately 81.44%) of the outstanding common stock and 3,000 shares (100%) of the outstanding preferred stock of the Company. It is management's intention to vote all of its shares in favor the Amendment to the Articles of Incorporation to be considered by the Shareholders, thereby assuring approval. Although approval of the amendment to the Articles of Incorporation is assured, the Company is required by applicable law to submit the matter to be considered to the vote of all Shareholders. There are dissenters' rights applicable with respect to the amendment to the Articles of Incorporation.

The  Company has determined November   XXX, 2001 as the record date with respect
to the determination of Shareholders entitled to vote at the Special Meeting of Shareholders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     WE  ARE  NOT  ASKING  YOU  FOR  A  PROXY  AND  YOU  ARE  REQUESTED
     NOT  TO  SEND  US  A  PROXY.

                       PURPOSE  OF  THE  SPECIAL  MEETING

To consider and vote upon the adoption of an amendment to the Company's Articles of Incorporation to consolidate each two thousand two hundred outstanding shares of Common Stock into one share of Common Stock (SEE "AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION").

                                SUMMARY OF TERMS

- A Special Meeting of Shareholders has been called to consider and vote upon the adoption of an amendment to the Company's Articles of Incorporation providing for a reverse split of common stock on a 1-for-2200 basis so that common shareholders will receive one share of common stock for each two thousand two hundred shares of common stock held before the reverse split.

- In lieu of the issuance of any resulting fractional shares of the post-reverse split Common Stock, we will purchase of all fractional shares for cash based on a pre-reverse split price of $3.00 per share.

- Management of the Company is the record and beneficial owner, or has voting authority for 927,357 shares (approximately 81.44 %) of the outstanding common stock and 3,000 shares (100%) of the outstanding preferred stock of the Company. It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders, thereby assuring approval.

- If the reverse split is effected, the officers, directors and certain family members will own 100% of the outstanding common stock. Such individuals now own approximately 81.4 % of the outstanding common stock.

- There are dissenters' rights applicable with respect to the matters to be considered by the Shareholders.

                                 MATERIAL TERMS

At a Special Meeting, the stockholders will be asked to consider and vote upon a proposal to approve an amendment to Article 4 of the Company's Articles of Incorporation which would effect a 1- for - 2200 reverse split of the common stock of the Company by reducing the number of authorized shares of common stock from 2,500,000 shares to 1,136 shares. The Company will make a cash payment of $3.00 per share of currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the post- reverse split Common Stock. There are dissenters' rights applicable with respect to the matters to be considered by the Shareholders.

If the reverse split is effected, the officers, directors and certain family members will own 100% of the outstanding common stock. Such individuals now own approximately 81.4 % of the outstanding common stock.

Other than as disclosed herein, neither the Company nor the management has any current plans or proposals to effect any extraordinary corporate transactions such as mergers, reorganizations or liquidation; to sell or transfer any material amount of its assets; to change its board of directors or management; to materially change its dividend policy of indebtedness or capitalization or otherwise to effect any material change in its corporate structure or business.

FEDERAL  INCOME  TAX  CONSEQUENCES

THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

The receipt of Post-Reverse Split Common Stock in exchange for Common Stock will not result in the recognition of gain or loss to a stockholder, and the adjusted tax basis of a stockholder in the Post-Reverse Split Common Stock will be the same as the stockholder's adjusted tax basis in the exchanged Common Stock.

The receipt of cash by a stockholder pursuant to the Reverse Stock Split, however, will be a taxable transaction for federal income tax purposes. A stockholder owning fewer than 2,200 shares will receive only cash in the transaction and generally will recognize gain or loss equal to the difference between the cash received and the stockholder's adjusted tax basis in the surrendered Common Stock. The gain or loss recognized generally will be capital gain or loss if the Common Stock is held as a capital asset. Any such capital gain or loss will be long-term capital gain or loss if the stockholder's holding period for the Common Stock exceeds one year as of the effective date of the Amendment.

A stockholder who owns 2,200 or more shares of Common Stock and does not hold a number of shares of Common Stock that is evenly divisible by 2,200 will receive both shares of Post-Reverse Split Common Stock and cash in lieu of fractional shares of Post-Reverse Split Common Stock. The federal income tax treatment of the cash received will be as described above, unless the Reverse Stock Split has the "effect of the distribution of a dividend." If the Reverse Stock Split has the effect of the distribution of a dividend, the cash received in lieu of fractional shares of Post-Reverse Split Common Stock will be treated as a dividend to the extent of the stockholder's ratable share of the Company's undistributed earnings and profits, and the balance of the cash will be treated as received in exchange for property. Taxable gain or loss will be realized on this exchange of property equal to the difference between the portion of the cash not treated as a dividend and the stockholder's adjusted tax basis in the Common Stock exchanged for cash. The rules for characterization of any such gain or loss for federal income tax purposes are as described above.

The federal income tax rules that determine whether the cash received will have the "effect of the distribution of a dividend" are beyond the scope of this discussion and should be discussed with a personal tax adviser.

Special taxation and withholding rules may apply to any stockholder that is a nonresident alien or a foreign corporation. Those rules are beyond the scope of this discussion and should be discussed with a personal tax advisor. Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, certain other information) to the Company in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. See "Exchange of Certificates and Payment for Fractional Shares." The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the effective date of the Amendment. Failure to provide such information may result in backup withholding.

THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT REFER TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SPECIFIC STOCKHOLDER. STOCKHOLDERS, PARTICULARLY THOSE WHO HAVE ACQUIRED SHARES OF COMMON STOCK IN COMPENSATION-RELATED TRANSACTIONS, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITIVE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE TRANSACTION, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

SURRENDER  OF  CERTIFICATES  FOR  CASH

As promptly as possible after the effective date of the reverse split a transmittal letter with instructions for submission of stock certificates will be mailed to all shareholders of record as of the effective date of the reverse split. Shareholders are requested not to submit their stock certificates until such instructions and transmittal letter are received. The transmittal letter will direct shareholders as to how to tender their certificates so as to receive their cash payment.

DISSENTERS'  RIGHTS

Pursuant to the Revised Code of Washington 23B.13.010, any shareholder of a corporation shall have the right to dissent from and to obtain payment of the fair value of the shareholder's shares in the event the consummation of an amendment to the articles of incorporation that materially reduces the number of shares owned by to a fraction of a share if the fractional share so created is to be acquired for cash. The proposed amendment to our Articles of Incorporation, reverse split of our common shares and subsequent purchase of the resulting fractional shares meets this criteria for the right of our shareholders to dissent and obtain payment for their shares. Shareholders who wish to dissent and demand payment for their shares must refrain from voting their shares in favor of the proposed reverse split.

A copy of RCW 23B.010.310 setting forth the right and procedure for shareholders to dissent is attached as Exhibit A.

                              SPECIAL  FACTORS

PURPOSES

We are proposing this transaction in order to take the company private and thereby become eligible to terminate our reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended, (the "Act"). Because we are subject to the Act we are required to incur considerable annual legal and accounting expenses to comply with the Act's reporting requirements including preparation of audited financial statements, annual reports of Form 10K, Quarterly reports on Form 10Q and compliance with the Proxy Rules. The purpose of the Act is to provide current public information to the marketplace for companies whose shares are publicly traded. There has been no public market for our common stock for over twenty years. Our management is the record and beneficial owner, or has voting authority for 927,357.4 shares approximately 81.44% of the outstanding common stock and 3,000 shares (100%) of our outstanding preferred stock. The balance of our common stock is held by approximately 1,100 unaffiliated shareholders. We would like to give our shareholders liquidity for their shares which they have not had since we became subject to the Act in 1985.

ALTERNATIVES

We considered the alternative of maintaining the status quo of remaining a reporting company with no public trading market and the possibility of attempting to establish an active public market for our shares. We rejected the status quo approach because of the considerable expense and commitment of management resources to fulfill our reporting requirements with no perceived benefit to us as a company or to our shareholders. We rejected the approach of attempting to establish a public market for our shares after we were unable to identify potential market makers or investment bankers who might have an interest in assisting us in those efforts.

REASONS

The  principal  reasons  for  taking  the  Company  private  are  as  follows:

     (i) to enable the directors, officers and other affiliates of the Company to own the entire equity interest in the Company and to ensure for the Company the continued services of senior management;

     (ii) to afford such directors, officers and other affiliates maximum flexibility in operating the Company and planning for its future;

     (iii) to permit the stockholders of the Company, other than the directors, officers and other affiliates, to receive cash for their common stock and thereby achieve liquidity that is not now afforded, nor anticipated to be afforded because there is no public market for the common stock; and to eliminate the cost of meeting the proxy and periodic reporting requirements of the Exchange Act.

EFFECTS

The effect of the transaction will be that our approximately 1,100 unaffiliated shareholders will receive fractional shares in the reverse split. We will purchase those fractional shares for cash based on a pre reverse split price of $3.00 per share. After the transaction our shares will be 100% owned by our current management. Immediately thereafter we intend to apply to have our reporting obligations under the Act terminated and we will be a privately held corporation.

                           FAIRNESS OF THE TRANSACTION

FAIRNESS

     We  reasonably  believe  that  the  transaction  is  fair  to  unaffiliated
shareholders.  No     director  dissented   or  abstained  from  voting  on  the
transaction.

FACTORS  CONSIDERED  IN  DETERMINING  FAIRNESS.

     The board of directors has concluded that the Offer is fair to the nonaffiliated shareholders of the Company. In reaching its conclusion, the board of directors considered, in order of importance, the following factors:
(i) the valuations contained in the Pagano Appraisal Group report; (ii) there is no market for the Shares (iii) the fact that the illiquid market for the Shares offers little opportunity to the nonaffiliated shareholders to receive fair value for the shares; (iv) the fact that the Company is unlikely to declare a dividend in the foreseeable future; (v) the price to be paid to holders of Shares pursuant to the reverse stock split provides immediate liquidity (in the form of the cash of $3.00 Shares); (vi) that if consummated, the reverse stock split will relieve the Company of the significant on-going expense of meeting its periodic and other reporting obligations under the Exchange Act and (vii) that if consummated, the reverse stock split will enable the executive officers, directors and other affiliates of the Company to own all or significantly all of the equity of the company, thereby giving such persons a greater economic incentive in managing the Company. In view of the wide variety of factors considered in connection with its evaluation of the fairness of the terms of the transaction the Board did not find it practicable to, and generally did not, quantify or otherwise assign relative weights to the individual factors considered in reaching its determination.

APPROVAL  OF  SECURITY  HOLDERS

The transaction is not structured so that approval of at least a majority of the unaffiliated shareholders is required.

UNAFFILIATED  REPRESENTATIVE

A majority of the directors who are not our employees did not retain an unaffiliated representative to act solely on behalf of the unaffiliated security holders for the purposes of negotiating the terms of this transaction and/or preparing a report concerning the fairness of the transaction.

APPROVAL  OF  DIRECTORS

The transaction has been approved by the unanimous consent of all the directors.

OTHER  OFFERS

We  have  received  no  other  offers  .


                                    VALUATION

We retained Pagano Appraisal Group, LLC to provide an opinion on the fair value of our common stock.

The appraisal report was prepared by Pagano Appraisal Group, LLC, 4215 S.E. King Rd., Milwaukie, Oregon 97222. Pagano Appraisal Group specializes in the appraisal of businesses and business interests for gift and estate tax documentation, Employee stock ownership plans (ESOPs), mergers and acquisitions, shareholder transactions, estate planning, buy/sell agreements, stock options, litigation support, arbitration, dissolution and various other appraisal purposes. The report itself was prepared by Mark P. Pagano. Mr. Pagano is an Accredited Senior Appraiser - Business Valuation by the American Society of Appraisers and is a Chartered Financial Analyst.

Pagano Appraisal Group is independent of the management, owners and agents of Pacific Security Financial, Inc. and has no present or prospective interest in the property that is the subject of their report, and has no personal interest or bias with respect to the parties involved. The fee for this engagement was in no way influenced by the results of the valuation analysis.
The  following  is  a  summary  of  the  Pagano  Appraisal  Group  report:

Opinions of the values of the common stock of Pacific Security Financial, Inc. as of July 2000 were reached on several different bases. The reason for the appraisal was to aid the Board of Directors in placing a value on the shares pursuant to a possible "going private" transaction to redeem the shares held by "unaffiliated" shareholders. No other purpose is intended or should be inferred. The shares in question are owned by numerous minority shareholders that are not related to the Guthrie family.

Value opinions of the common stock were provided on the following three distinct bases that are commonly used in the business appraisal profession: an unmarketable, minority interest; a marketable, minority interest; and an enterprise (or controlling interest) value. An active trading market has never developed for the common stock of Pacific Security Financial, Inc.

The  following  factors  were  considered  in  arriving  at  our  opinion:

-  The  nature  and  history  of  the  enterprise.
-  The  economic  outlook  and  condition  of  the  specific  industry.
-  The  book  value  of the stock and  the  financial condition of the business.
-  The  earnings  capacity  of  the  company.
-  The  dividend-paying  capacity.
-  The  existence  of  goodwill  or  other  intangible  asset  value.
-  Prior  sales  of  stock  and  the  size  of  the  block  to  be  valued.
-  Market  prices  of  similar  stocks  actively  traded  in  open  markets.
- The transaction prices at which similar companies were sold in their entirety.

Based upon the various appraisal approaches employed, it is our opinion that the value of the common stock in Pacific Security Financial, Inc. was $2.25 per share on an unmarketable, minority basis as of July 2000 based on 3,000 outstanding preferred shares and 1,139,550.58 outstanding common shares. This value would be most consistent with the fair market value of a minority interest. It is our opinion that the marketable, minority interest value (as if the shares were actively traded on an exchange or over-the-counter) of the common stock was $3.00 per share. It is our opinion that the enterprise value of the stock was $4.80 per share as of the same date.

The appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. It adheres to standards set forth in the American Society of Appraisers' Standards of Practice and Code of Ethics.

AVAILABILITY  OF  DOCUMENTS

The Pagano Group Report will be made available for inspection and copying at our principal executive offices during regular business hours by any interested equity security holder or representative who has been so designated in writing

A  copy  of  RCW  23B.010-.310  setting  forth  the  right  and   procedure  for
shareholders  to dissent is attached to this Information Statement as Exhibit A.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following information as of July 31, 2001 is provided with respect to each director and executive officer of the Company:

                              Year First  Term as       Position
                              Elected as  Director     (date elected to
     Name                Age  Director    Expires in    postion.
----------------------   ---  ----------  -----------  -------------------------
Wayne  E.  Guthrie        81     1970        2003       Chairman of the Board
                                                       (January 17, 1970);
                                                        Director
David  L.  Guthrie        37     1987        2001       President
                                                       (February 18, 1999);
                                                        Director
Kevin  M.  Guthrie        46     1980        2001       Vice President
                                                       (May 2, 1985);
                                                        Director
Donald J. Migliuri        54     1992        2002       Secretary/Treasurer
                                                       (May 29, 1990);
                                                        Director
Constance  Guthrie        67     1981        2003       Director
Robert  N.  Codd          71     1994        2001       Director
Julian  Guthrie           36     1998        2001       Director

FAMILY  RELATIONSHIPS

Kevin  M. Guthrie, David L. Guthrie and Julian Guthrie are the children of Wayne
E.  Guthrie.  Constance  M.  Guthrie  is  the  wife  of  Wayne  E.  Guthrie.

BUSINESS  EXPERIENCE

Wayne E. Guthrie is the Chairman of the Board of Pacific Security Financial, Inc., a Washington corporation and subsidiary of the registrant. Mr. Guthrie has over 50 years of experience in areas of construction, financing of real estate and personal property, and real estate investments.

David L. Guthrie has been the president of Pacific Security Financial, Inc. since 1999 and vice president since 1989. Mr. Guthrie was formerly a financial consultant with Merrill Lynch in Spokane, Washington. Mr. Guthrie is also an officer and director of Cornerstone Realty Advisors, Inc. Mr. Guthrie is a NASD licensed securities sales person (registered representative) and broker-dealer (general securities principal). He is a licensed real estate broker in the state of Washington and has obtained the CCIM designation (certified commercial investment member) awarded by the commercial real estate investment institute.

Kevin M. Guthrie has been the vice president of Pacific Security Financial, Inc. since 1985. Mr. Guthrie has served as property manager for the Company since 1976. Mr. Guthrie is also an officer and director of Pacific Realty Management.

Donald J. Migliuri has been treasurer of Pacific Security Financial, Inc. since 1990 and Secretary since 1991. Mr. Migliuri is a Certified Public Accountant and has served as an accounting officer with various diversified financial services companies for over 20 years. He also is a certified management accountant (CMA) and has a masters degree in business administration.

Constance M. Guthrie is a housewife and has not been employed outside the home during the past ten years.

Robert N. Codd is employed by Pacific Security Financial, Inc. in its leasing and real estate activities. He was employed by the Company from 1970 to 1979 and was rehired in November 1992. Prior to being rehired, he was a commercial realtor and property manager.

Julian Guthrie is a reporter for the San Francisco Examiner. She covered general news for the paper for two years and in 1998 was named education reporter, responsible for covering all education issues in the Bay Area. Before that, she was senior editor of a lifestyle magazine in San Francisco and also worked as a freelance writer for the Examiner, covering breaking business, political and lifestyle stories. She currently lives in San Francisco.

No person listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors).

No person listed above has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

COMMITTEES  OF  THE  BOARD

The Company has no standing audit, nominating or compensation committees, or committees performing similar functions.

BOARD  MEETINGS

During the fiscal year ended July 31, 2001, there was one special meeting of the Board and one regular meeting. All the incumbent directors except Julian Guthrie were present at the regular meeting of the Board of Directors. The special meeting was accomplished with the unanimous consent of all directors.

LEGAL  PROCEEDINGS

As of the date hereof, it is the opinion of management that there is no material proceeding to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTE  RECEIVABLE

A certain former stockholder is indebted to the Company by a note secured by real estate bearing interest at 12.5% (prime plus 4% adjusted annually) in the outstanding amounts (including interest) of $188,254 and $203,5502 at July 31, 2001 and 2000, respectively.

INSTALLMENT  CONTRACTS,  MORTGAGE  NOTES  AND  NOTES  PAYABLE

At July 31, 2001 and 2000, the following related-party notes payable were outstanding:

                            2001        2000      INTEREST RATE  MONTHLY
                                                                 PAYMENT
                        -----------  -----------  -------------  -----------
Wayne E. Guthrie        $   85,898   $  135,457        7.00%     $    4,789
Wayne/Constance
     Guthrie                   -         16,829        6.75%     $    2,000
                        -----------  -----------  -------------  -----------
                        $   85,898   $  152,286
                        ===========  ===========

The  scheduled  future  maturities  of  these  notes  are  as  follows:

               YEAR  ENDING
                 JULY  31,
               ---------------
                    2002                    $  53,142
                    2003                    $  32,756
                                            ---------
                                            $  85,898
                                            =========

DEBENTURE  BONDS

Included in debenture bonds at July 31, 2001 and 2000, is approximately $146,000 and $163,000, respectively, that is payable to related parties. These bonds bear interest at the prevailing market rate on the date of issuance.

ACCRUED  EXPENSES  AND  OTHER  LIABILITIES

At July 31, 2001 and 2000, the following demand notes were payable to related parties:

                                        2001                      2000
                                ----------------------  -----------------------
                                             INTEREST               INTEREST
                                  AMOUNT       RATE      AMOUNT        RATE
                                ----------  ----------  ----------  ----------
Wayne  E.  Guthrie              $  99,249       7.5%    $  73,579      8.50%
Constance  Guthrie                 32,329       7.5%          -        -
Other stockholders                 21,500       7.5%       32,518      8.50%
                                ----------  ----------  ----------  ----------
                                $ 153,078               $ 106,097
                                ==========              ==========

INTEREST  INCOME  AND  EXPENSE

The approximate amount of related-party interest income and expense included in the accompanying consolidated statements of operations during the years ended July 31, 2001, 2000 and 1999 is as follows:

                           2001        2000        1999
                        ----------  ----------  ----------
Interest  income        $  24,000   $  27,000   $  36,000
Interest  expense          22,000      32,000      53,000

PARTICIPATIONS

The President of Cornerstone Realty Advisors, Inc., a subsidiary of the Company, has directly invested in certain loans through participation agreements. The total amount of such participation was $250,000 at July 31, 2001.

In addition certain stockholders also directly invested in certain loans through participation agreements. The total of such participation was $100,000 at July 31, 2000.

                REMUNERATION AND OTHER COMPENSATION OF MANAGEMENT

The following table lists, on an accrual basis, for each of the three years ended July 31, 2001, the remuneration paid by the Company to any officers or directors in excess of $100,000 and to all officers and directors as a group who were officers or directors of the Company at any time during the year ended July 31, 2001:

Name  of
Individual             Capacities                        Annual Compensation
or  Number  of         in Which                 Fiscal  ----------------------
Persons  in  Group     Served                   Year      Salary      Bonus
---------------------  -----------------------  ------  ----------  ----------
David  L.  Guthrie     President and Director     2001  $ 110,340          -
                       President and Director     2000  $ 105,086   $   50,500
                       President and Director     1999  $ 101,045   $    7,500

Kevin  M.  Guthrie     Vice Pres. and Director    2001  $ 110,863          -
                       Vice Pres. and Director    2000  $ 105,515   $   50,500
                       Vice Pres. and Director    1999  $ 101,396   $    7,500

                       Officers and Directors     2001  $ 399,783          -
                       as  a  group  (5)

    The Company has no qualified or nonqualified stock option plans as of July 31, 2001.

     VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS  THEREOF

The Company has two classes of voting securities entitled to vote at the Annual Meeting. At July 31, 2001, there were 1,110,385 shares of Common Stock outstanding and 3,000 shares of Class A Preferred Stock outstanding. Each share of Common Stock and Class A Preferred Stock is entitled to one vote on each matter to be considered. The presence in person of the holders of a majority of the outstanding voting shares is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares present at the meeting.

The Company has determined YYYY, 2001, as the record date with respect to the determination of Shareholders entitled to vote at the Special Meeting of Shareholders.


        SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

(a)     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS
     Set forth below is certain information concerning parties, excluding management, who are known by the Company to directly own more than 5% of any class of the Company's voting shares on July 31, 2001: none.

(b)     SECURITY  OWNERSHIP  OF  MANAGEMENT
     The following table sets forth as of July 31, 2001 information concerning the direct ownership of each class of equity securities by all directors and all directors and officers of the Company as a group:



                                            AMOUNT  OF
                                            SHARES AND
                                            NATURE OF
    TITLE              NAME OF              BENEFICIAL          PERCENT
  OF  CLASS        BENEFICIAL  OWNER        OWNERSHIP          OF  CLASS
---------------  ---------------------  ------------------  ---------------
Common  stock     Wayne  E.  Guthrie          142,541.5           12.52
Common  stock     Constance  Guthrie          142,541.5           12.52
Common  stock     Kevin  Guthrie              222,718.0           19.56
Common  stock     David  Guthrie              222,718.0           19.56
Common  stock     Julian  Guthrie             196,838.4           17.28
                                        ------------------  ---------------
Common  stock     All directors and
                  officers as a group         927,357.4           81.44
                                        ==================  ===============
Preferred stock   Wayne E. or
                  Constance  Guthrie            2,000             66.70%
Preferred stock   Constance  Guthrie            1,000              33.30
                                        ------------------  ---------------
Preferred stock   All directors and
                  officers as a group           3,000            100.00%
                                        ==================  ===============

                   MATTERS TO BE CONSIDERED AND VOTED UPON AT
                    THE  SPECIAL  MEETING  OF  SHAREHOLDERS

1.     AMENDMENTS  TO  THE  COMPANY'S  ARTICLES  OF  INCORPORATION

RESOLVED: that Article 4 of the Amended Articles of Incorporation of the Company shall be amended to provide for a reverse split on a 1 - for - 2200 basis so that common shareholders shall receive one share of common stock for each two thousand two hundred shares of common stock held before the reverse split.

BE IT FURTHER RESOLVED: That in lieu of the issuance of any fractonal shares resulting from the reverse split, the Company shall purchase all fractional shares for cash based on a pre-reverse split price of $3.00 per share.

2.     OTHER  MATTERS

Management does not know of any other matters likely to be brought before the Special Meeting of Shareholders. However, in the event any other matters properly come before the Special Meeting of Shareholders, such matters will be acted upon accordingly.

                         FINANCIAL AND OTHER INFORMATION

This information is incorporated by reference to the consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows appearing in the Company's Form 10K for the fiscal year ended July 31, 2001.

A copy of the company's annual report for the period ended July 31, 2001 (Form 10-K) as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, may be obtained by shareholders on EDGAR at the Securities and Exchange Commission's website at www.sec.gov, or without charge by writing to:

     PACIFIC  SECURITY  FINANCIAL,  INC.
     325  PEYTON  BUILDING,  10  NORTH  POST  STREET
     SPOKANE,  WASHINGTON   99201

/s/ Wayne E. Guthrie
--------------------------
WAYNE  E.  GUTHRIE,
CHAIRMAN OF THE BOARD
Date:  NOVEMBER 28,  2001

                                    EXHIBIT A

                           REVISED CODE OF WASHINGTON
                                 CHAPTER 23B.13
                               DISSENTERS' RIGHTS

23B.13.010.  DEFINITIONS

     As  used  in  this  chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020.  RIGHT  TO  DISSENT

     (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

          (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a)  The  proposed  corporate  action  is  abandoned  or  rescinded;

          (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030.  DISSENT  BY  NOMINEES  AND  BENEFICIAL  OWNERS

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200.  NOTICE  OF  DISSENTERS'  RIGHTS

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210.  NOTICE  OF  INTENT  TO  DEMAND  PAYMENT

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220.  DISSENTERS'  NOTICE

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

          (e)  Be  accompanied  by  a  copy  of  this  chapter.

23B.13.240.  SHARE  RESTRICTIONS

     (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2)  The   person   for  whom   dissenters'  rights   are  asserted  as  to
uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250.  PAYMENT

     (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2)  The  payment  must  be  accompanied  by:

          (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b) An explanation of how the corporation estimated the fair value of the shares;

          (c)  An  explanation  of  how  the  interest  was  calculated;

          (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e)  A  copy  of  this  chapter.

23B.13.260.  FAILURE  TO  TAKE  ACTION

     (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270.  AFTER-ACQUIRED  SHARES

     (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280.  PROCEDURE  IF  SHAREHOLDER  DISSATISFIED  WITH  PAYMENT  OR  OFFER

     (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300.  COURT  ACTION

     (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder  shall  be  dismissed  as  a  party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6)  Each  dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310.  COURT  COSTS  AND  COUNSEL  FEES

     (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)  Against  the corporation and in favor of any or all dissenters if
the  court  finds  the  corporation  did  not  substantially  comply   with  the
requirements  of  RCW  23B.13.200  through  23B.13.280;  or

          (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.



































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